United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

February 24, 2014

Date of Report

OAK RIDGE ENERGY TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Colorado	000-50032	94-3431032
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

3046 E. Brighton Place

Salt Lake City, Utah  84121

 (Address of Principal Executive Offices)

(801) 201-7635

(Registrant’s Telephone Number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain officers.

On February 24, 2014, Anil Srivastava was named to our Board of Directors, and with his appointment, we increased the size of our Board of Directors from four to five.

Anil Srivastava is 53 years of age.  Mr. Srivastava has extensive experience in international business management, including a good understanding of “Go To Market” aspects in a range of international markets; efficient management of worldwide business operations; experience in leading and managing business in both mature and emerging markets through growth and downturn cycles; building long-term relationships with customers at the most senior level worldwide, with particular sensitivity to cultural issues; developing and nurturing high-level connections with policy making authorities in many countries around the world; and extensive media handling experience.

Mr. Srivastava’s corporate experience spans across US, Asia and Europe. Starting as an Engineer in HP (1984-1993) through to a Regional Director; a Managing Director in AT&T/ Lucent Technologies (1994-2003); and an Executive Vice President in Alcatel (Oct. 2003 – Sept. 2008). From January 2009 to December 2011, Mr. Srivastava was the Chief Executive Officer of AREVA Renewables, reporting to the Chairman of the Executive Board, a wholly-owned subsidiary of AREVA SA, which is the largest Nuclear Engineering Company in the world.  He was also a Member of the Executive Committee of AREVA Group, and was recruited to develop its diversification plan into the Renewable Energies industry.

Since spring of 2012, Mr. Srivastava has been pursuing an entrepreneurial career. From June 2012 to October 2013, he was the Chief Executive Officer of Wind Kraft Union GmbH, one of the largest Offshore Wind Park Development Company in Germany. Most recently, Mr. Srivastava is engaged as an Executive Partner with Climate Holdings, BV (Nov. 2013 to present), a holding entity for operating companies in the Energy business.

Mr. Srivastava has a Master’s in Engineering from the National Institute of Technology in India and received an Executive MBA in Finance from the Wharton School of the University of Pennsylvania.

There are no present compensatory arrangements for Mr. Srivastava service on our Board of Directors.

Item 7.01 Regulation FD Disclosure.

On February 28, 2014, we issued a Press Release regarding the election of Anil Srivastava as a director, a copy of which is attached as Exhibit 99.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

99

Press Release dated February 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

OAK RIDGE ENERGY TECHNOLOGIES, INC.

Date:	February 28, 2014	By:	/s/ Mark Meriwether
Mark Meriwether
Vice President and Director

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